Exhibit 99.2
Investor Presentation June 2011 NYSE: FBP San Juan, PR CONFIDENTIAL Not for Distribution

Disclaimer | 2 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in Form 10-Q or future filings by First BanCorp (the "Corporation") with the Securities and Exchange Commission ("SEC"), in the Corporation's press releases or in other public or stockholder communications, or in oral statements made with the approval of an authorized executive officer, the word or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "should,""anticipate" and similar expressions are meant to identify "forward-looking statements." First BanCorp wishes to caution readers not to place undue reliance on any such "forward-looking statements," which speak only as of the date made, and represent First BanCorp's expectations of future conditions or results and are not guarantees of future performance. First BanCorp advises readers that various factors could cause actual results to differ materially from those contained in any "forward-looking statement." Such factors include, but are not limited to, the following: uncertainty about whether the Corporation will be able to fully comply with the written agreement dated June 3, 2010 (the "Written Agreement") that the Corporation entered into with the Federal Reserve Bank of New York (the "FED" or "Federal Reserve") and the order dated June 2, 2010 (the "FDIC Order" and collectively with the Written Agreement, (the "Agreements") that the Corporation's banking subsidiary, FirstBank Puerto Rico ("FirstBank" or "the Bank") entered into with the Federal Deposit Insurance Corporation ("FDIC") and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico ("OCIF") that, among other things, require the Bank to attain certain capital levels and reduce its special mention, classified, delinquent and non-accrual assets; uncertainty as to whether the Corporation will be able to issue $350 million of equity so as to meet the remaining substantive condition necessary to compel the United States Department of the Treasury (the "U.S. Treasury") to convert into common stock the shares of the Corporation's Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G (the "Series G Preferred Stock"), that the Corporation issued to the U.S. Treasury; uncertainty as to whether the Corporation will be able to complete any other future capital-raising efforts; uncertainty as to the availability of certain funding sources, such as retail brokered certificates of deposit ("CDs"); the Corporation's reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; the risk of not being able to fulfill the Corporation's cash obligations or resume paying dividends to the Corporation's stockholders due to the Corporation's inability to receive approval from the FED to receive dividends from the Corporation's banking subsidiary, FirstBank; the risk of being subject to possible additional regulatory actions; the strength or weakness of the real estate market and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation's loans and other assets, including the construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the high levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation's products and services and the value of the Corporation's assets; an adverse change in the Corporation's ability to attract new clients and retain existing ones; a decrease in demand for the Corporation's products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the U.S. economy and stabilize the U.S. financial markets, and the impact such actions may have on the Corporation's business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve, the FDIC, government sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation's risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in our non-interest expense; the risk of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; the impact on the Corporation's results of operations and financial condition associated with acquisitions and dispositions; a need to recognize additional impairments of financial instruments or goodwill relating to acquisitions; the adverse effect of litigation; risks that further downgrades in the credit ratings of the Corporation's long-term senior debt will adversely affect the Corporation's ability to make future borrowings; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") on our businesses, business practices and cost of operations; general competitive factors and industry consolidation; and the future dilution to holders of the Corporation's common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any of the "forward- looking statements" to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws. Investors should refer to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of such factors and certain risks and uncertainties to which the Corporation is subject.

Issuer: First BanCorp Ticker: FBP (NYSE) Offering Amount: $550 million priced at $3.50/share1 (including up to $35 million rights offering to current shareholders) Structure: Common stock Rights offering prior to completion (as promptly as practicable) Investors: Thomas H. Lee Partners, L.P. at 24.9% of pro forma common equity2 Anticipated Timing: Closing mid-August 2011 Registration of shares as promptly as practicable Sole Placement Agent: Sandler O'Neill + Partners, L.P Offering Summary | 3 1 Pro forma shares of 211,378,296, inclusive of rights offering 2 Pro forma for conversion to common shares upon shareholder vote and TARP / CPP conversion to common equity

Investment Opportunity | 4 Strong and uniquely positioned market franchise in a densely populated operating footprint Significant opportunities for consolidation and ongoing market share gains Capital restructured and balance sheet repositioned Pro forma capital ratios sufficient to withstand potential unforeseen losses in excess of SCAP assumptions Attractive valuation on a pro forma tangible book value basis versus peers

Strengthened Governance & Risk Management Highly Committed and Experienced Leadership Team | 5 ? = Appointed to current position in 2009 or 2010

PR Economic Environment Puerto Rico Implementing Economic Recovery Plan | 6 The government has recently announced aggressive tax reform plans (to be implemented during 2011 - 2013): 33% reduction in Corporate tax rate 45% reduction for small business 25-50% reduction for individuals Phase-out of Alternative Minimum Tax (AMT) New housing stimulus law enacted in September 2010 (detailed later in the presentation) The Puerto Rican economy shows improving trends, as exhibited by the PR Economic Activity Index, and its credit rating, which is currently at its highest level in 35 years2 Approximately $3 billion of stimulus funds assigned to Puerto Rico are yet to be disbursed Various public/private partnerships are in process to improve physical/functional infrastructure and build strategic/regional projects Puerto Rico serves as the economic hub of Caribbean GDB Economic Activity Index1 1 Government Development Bank of Puerto Rico (www.gdbpr.com), Economic Activity Index for the Month of February 2011 (April 04, 2011). Index and its indicators are subject to monthly revisions. IR= Initial Revision, RT= Revised to. Data used for GDB-EAI is adjusted for seasonality and variability 2 Government Development Bank of Puerto Rico (www.gdbpr.com), S&P reaffirms Government Development Bank's investment grade (Press release February 3, 2011)

Corporate Profile Significant Competitive Strengths As of March 31, 2011 Founded in 1948, headquartered in San Juan, Puerto Rico Offers retail and commercial banking services, mortgage banking, insurance and wholesale brokerage 71 banking branches and 45 specialized sales offices Approximately 2,500 full-time employees 2nd largest in Puerto Rico by assets More than 636,000 customers Largest in Virgin Islands by assets Positioned for expansion in Florida Highly ranked in brand awareness, customer preference levels, and attraction rate, according to recent external branding studies New CEO and CFO appointed in late 2009 to lead turnaround | 7 | 7 Assets by Geography Total Assets: $15.1 billion

Corporate Profile Ranked 1st in Virgin Islands/Positioned for Expansion in Florida 40% market share and leading bank Distribution network of 14 renovated and well positioned branches Largest ATM network Attractive customer and business mix with significant affluence Opportunities to increase profitability through business rationalization and increased market share 10 branches and 1 loan production office serving south Florida region Focus on core deposit growth Significantly reduced construction exposure since discontinuing strategy during 2Q 2006 Expansion prospects given long term demographic trends | 8 Virgin Islands Florida As of March 31, 2011 As of March 31, 2011

Enhancing Franchise Value Unique Challenger to Puerto Rico's Largest Player ($ millions) | 9 Total Assets Total Loans Market Share Growth Potential Source: Office of the Commissioner of Financial Institutions of Puerto Rico as of 12/31/2010; "Other" includes auto financing and small loans companies; Insurance share is for income information included in regulatory reports filed by banks for the year 2009.

Total Core Deposits1 Cost of Interest Bearing Deposits1 Continued recent focus on core deposit growth $887 million or 17% increase since December 2009 2 Largest opportunity residing on transaction banking, corporate and government deposits and branch networking expansion 1 Deposits net of Brokered CDs 2 As of March 31, 2011 Enhancing Franchise Value Impressive Core Deposit Growth ($ millions) | 10

Enhancing Franchise Value Selectively Responding to Increasing Loan Demand ($ millions) | 11 Focus in 2010: Improving portfolio yield Heavier emphasis on conforming residential mortgages Providing short term funding support to the public sector Halted construction lending; quarterly loan productions are draws on existing commitments Consolidation in Puerto Rico market is beginning to provide opportunity for quality loan growth Focus in 2011: Servicing needs of key clients Continue to improve yields through higher pricing, establishing floor rates at inception and re-pricing at renewal Loan Production

Corporate Profile Strategic Plan Execution Well Underway Strengthening Governance & Risk Management Tightened underwriting approval standards and implemented loss mitigation programs Strengthened management team and governance structure Expanded the role of the Special Assets Group (SAG) to manage all non-performing and classified assets Complying with Regulatory Agreements Achieve best in class risk management infrastructure in line with new regulatory reform and consolidate improvements in risk acceptance and operational efficacy Executing Capital Plan Increased number of authorized shares Exchanged outstanding non-cumulative preferred shares for common shares Reached agreement with Treasury to convert TARP preferred shares into common, subject to conditions Implemented a one-for-fifteen reverse stock split of all outstanding shares of common stock $550 million offering of newly authorized common stock (including up to $35 million rights offering to current shareholders) De-risking Balance Sheet Reduced total assets by $4.5 billion or 23% since December 2009 through planned deleverage1 Dispose of NPA via sales - $293 million over the last seven quarters1 Sold approximately $517 million loan portfolio with a net book value of $438 million, of which 94% were adversely classified Achieve additional planned reduction of NPAs and classified assets Enhancing Franchise Value Core deposits increased $887 million or 17% since December 2009 and reduced reliance on brokered deposits by $1.8 billion1 Efficiency improvements (new Service Center, tech infrastructure) and full-time equivalent (FTE) reduction of 202.5 since December 20091 Safeguard pre-tax pre-provision income by enhanced pricing and diversified revenue sources (securitizations, insurance, transaction banking) Realization of franchise opportunities driven by business repositioning and the impact of market consolidation in PR, scale expansion in Florida and share of wallet growth in VI | 12 1 Between July 1, 2009 and March 31, 2011

Executing Capital Plan Pro-forma Capitalization Reflects Strength | 13 TARP Conversion July 7, 2010 - U.S. Treasury agreed to exchange TARP preferred stock for mandatorily convertible preferred (Series G) Each Series G will convert into common stock at 75% of its liquidation preference value at a pre-reverse stock split conversion rate of $0.7252 per share ($10.8781, as adjusted to reflect the reverse stock split); convertible into approximately 438.7 million common shares pre-reverse stock split (29.25 million common shares, as adjusted to reflect the reverse stock split) Unpaid dividends since July 7, 2010 will be paid at conversion Conditions for conversion Increase authorized shares to at least 1.2 billion shares - Approved Change par value to $0.10 per share - Approved Convert at least $385 million (70% of outstanding) of non-cumulative preferred stock for common stock - Completed Minimum of $350 million capital raise as required by Treasury - In Progress Preferred Exchange August 26, 2010 - Completed exchange of $487.1 million, 88%, in outstanding preferred for common shares Additional Common Equity $550 million capital raise (including up to $35 million rights offering to current shareholders) 1 2 3

Executing Capital Plan Pro-forma Capitalization Reflects Strength | 14 1 Standalone results reported at March 31, 2011 2 Assumes $550MM capital raise after expenses. Assumes proceeds will be invested in money market investments 3 Assumes 100% of TARP outstanding ($400MM) and $24MM of accrued dividends converted into common equity (75% of par at $10.8662 per share initial conversion price resulting in 32.9MM incremental shares); remaining unpaid dividends since July 7, 2010 will be paid in cash at conversion

Tangible Book Value Per Share Pro-forma ($ thousands, except for per share information) | 15

Loan Portfolio3 De-risking Balance Sheet Executing Targeted Deleverage ($ millions) | 16 Deposits Investment Securities Reduced total assets by $4.5 billion or 23% since December 2009, through planned deleverage for capital preservation1 Targeted disposition of investment securities and related high cost funding Reduced reliance on brokered CDs by 24% since December 2009 , replaced by growth of core deposits1 Reduced exposure in construction loans by $845 million since peak in 20082 1 Between January 1, 2010 and March 31, 2011 2 As of March 31, 2011 3 Gross portfolios including reserves

De-risking Balance Sheet

Construction Portfolio - Down 53% since 1Q 2010

1 First BanCorp

As of March 31, 2011

- Construction loan portfolio of $682 million:
  - 25% Residential; 38% Commercial; 37% Pre-development
- Florida construction portfolio reduced since 2007 by 89% to $70 million
  - $33 million is related to a loan scheduled for sale during 2Q 2011
- Commercial construction projects increasingly moving into "project completion" phase and converting to CRE
- Recent housing incentives enacted in Puerto Rico
  - Five year tax holiday on property taxes
  - Capital gains exempted
  - Rental income not taxable for 10 years
  - Waivers and discounts on transaction fees
- Absorption rates on residential construction projects in Puerto Rico have increased since 3Q 2009
  - Pipeline of new housing purchases has jumped presaging a strong uptick in absorption rates over the upcoming quarters

Loan Sale Transaction[1]

- In February 2011, closed loan sale transaction of $516.7 million portfolio with a net book value of $438.5 million
- Loan pool composition:
  - 74% Construction , 19% CRE, 7% C&I
  - 94% adversely classified loans
  - 58% non-performing loans
  - Out of the Construction loans, 63% were residential construction
- Improved the Corporation's risk profile:
  - Reduced $410.3 million in adversely classified loans, mainly concentrated in construction loans
  - Substantially accelerated the reduction of NPA's and released organizational resources from the continued work-out of those assets

De-risking Transaction Impact:	
% of Total Non-Performing Loans	17%
% of Total Classified Loans	18%
% of PR Classified Residential Construction	74%
% of PR Non-Performing Residential Construction	72%
% of PR Non-Performing CRE	16%

| 17

[1]Refer to page 29 for more detail

De-risking Balance Sheet Credit Quality Stabilizing ($ millions) | 18 Non-performing Assets Allowance for Loan and Lease Losses 1 As of March 31, 2011 2 Commercial includes Commercial & Industrial, Construction and Commercial Real Estate Reserve coverage of 5.06% of total loans1 Reduced NPLs by 25% since 3/31/20101 Commercial2 NPLs of $798 million have been adjusted by $230 million through charge-offs and are supported by $182 million in reserves1 Opportunistic sales of non-performing assets will continue $370 million of NPLs have been charged down to their net realizable value 1

| 19 Analysis employing varying stress factors depending on portfolio type Loss factors assumed are significantly higher than current/historical experience and average SCAP loss rates2 Substantial tangible common equity base more than sufficient to sustain even the More Adverse Scenario De-risking Balance Sheet Conservative Stress Test Application1 ($ millions) 1 Stress test updated with portfolios as of March 31, 2011, net of the loan sale transaction 2 The Supervisory Capital Assessment Program (SCAP) was a forward-looking exercise undertaken by the Federal Reserve and other bank supervisors in February 2009 designed to assess capital needs for the 19 largest U.S. bank holding companies (BHCs) under more adverse macroeconomic scenarios. Average of high/low cumulative two year loss factors 3 Reflects the allocation of a portion of the allowance available to absorb loan losses (1.50% pro forma allowance to loans after loan losses incurred) 4 Three years of annualized most recent adjusted quarter pre-tax pre-provision earnings ($36.4MM) is net of gain on sale of mortgage loans ($5.3MM). Not intended to serve as a forward- looking projection. See reconciliation of most recent quarter pre-tax pre-provision earnings on page 30 5 TARP conversion assuming initial conversion price conditioned on completion of $350MM common equity raise; TARP figure net of $62 MM booked to retained earnings as a valuation adjustment in 4Q 2010 * Non-GAAP financial measure

| 20 Contracted the services of three independent firms to perform a loss content analysis of loan portfolios as of December 31, 20101 Reviews are independent of the stress testing previously conducted by the Corporation and are meant to provide an alternative view for comparison purposes In general, all third party reviews are in line with the Corporation's ALLL and stress test analysis 1Excluding loans held for sale as of December 31, 2010, subsequently sold in February 2011 2The Corporation uses Berkshire for quarterly analysis of the loss content and allowance requirement for the residential mortgage loan portfolio. Under Generally Accepted Accounting Principles (GAAP), the Corporation is required to maintain an allowance for possible losses for the next twelve months in order to properly match revenues and expenses De-risking Balance Sheet Third Party Loan Review $672.7

Strong Underlying Earnings Fundamentals Improvement in Core Operating Metrics ($ millions, except for per share results) | 21 Narrowed net loss and reduced provision for loan and lease losses 1 Non-GAAP financial measure 2 Fair value adjustments on derivatives and financial liabilities measured at fair value 3 See reconciliation on page 30; exclusion of $5.3MM gain on mortgage loans results in $36.4MM core pre-tax pre-provision income during 1Q 2011 4 All share and per share data have been adjusted to retroactively reflect the 1-for-15 reverse stock split effected

Strong Underlying Earnings Fundamentals Eight Levers To Increased Profitability ($ millions) | 22 Key Drivers for Increased Profitability: 1Q2011 adjusted pre-tax pre-provision (PTPP)*, excluding $5.3 million gain on sale of mortgage loans Reinvestment of $300 million of excess liquidity at yields between 1.5% and 2% Additional incremental reductions underway on core operating expenses (reduced FTE, occupancy costs, etc.) from ongoing initiatives Reduction of non-recurring legal and professional fees Reduction of 40-65% in REO expenditures to the level experienced prior to the recession Increase of non-interest income from identified share growth potential initiatives, particularly insurance fees and transaction banking services Margin improvement of 40-50bps due to loan re-pricing with floors, expected reductions in deposit costs due to market consolidation Conversion of 25-50% in NPA balances into performing assets yielding 6% Reduction of FDIC premium as risk profile improves, assuming no implications resulting from Dodd-Frank DTA Recognition - a $355.4 million valuation allowance for deferred tax assets is available to reduce the tax impact of income generated in the future thus accelerating capital buildup as the Corporation returns to profitability *Non-GAAP financial measure; see reconciliation on page 30; exclusion of $5.3MM gain on mortgage loans results in $36.4MM core pre-tax pre-provision income during 1Q 2011 Potential Improvement Over 2 to 4 years timeframe

Investment Opportunity Attractive Valuation | 23 FBP is currently trading, and on a pro forma1 basis will trade, at attractive multiples versus peers Significant upside for new shareholders Note: Market data as of May 31, 2011; assumes FBP issuance priced at $3.50/share; FBP financial data for the period ended March 31, 2011 1 Assumes $550MM common offering and TARP conversion completed 2 Peer group includes DRL, OFG and BPOP; figures shown represent the median value for the peer group; peer financial data for the period ended March 31, 2011 3 Last 12 months (LTM) adjusted pre-tax, pre-provision earnings; see reconciliation on page 30 Source: SNL Financial

Summary of Investment Opportunity | 24 Acquisition of strong franchise at significant discount to tangible book value Positioned to substantially increase market share Stable pre-tax, pre-provision earnings with significant opportunities for improvement Pro forma tangible common equity capital and total capital levels sufficient to endure "more adverse" stress test scenarios

Exhibits

High-Quality, Low Risk Investment Portfolio ($ millions) | 26 By Rating Distribution As of March 31, 2011 Total Investment Portfolio - $3,033 million

1 As of March 31, 2011 - IRAs are included as Certificate of Deposits and Brokered CDs are presented with Principal Value 2 During 1Q 2011 Sources of Funding1 ($ millions) | 27 Average Cost of Funds on Interest-bearing Liabilities: 2.22% 2 Total brokered CD's decreased from $7.6B at year-end 2009 to $5.7B as of March 31, 2011

1 As of 3/31/2011; Surplus: (liquid assets - short-term liabilities) + secured line of credit As a safeguard in the face of the looming risks, during 2010 the Corporation continued maintaining elevated liquidity levels, well in excess of policy minimums (of 5% basic surplus) and recent targets (of 8-10% surplus) FHLB NY line is expected to grow in line with increases in non-conforming mortgage originations Loans continue to be pledged to the Federal Reserve Bank as collateral for contingency funding lines | 28 Strong Liquidity Position ($ millions)

| 29 Loan Sale Transaction ($ millions)

Adjusted Pre-tax, Pre-provision Income Reconciliation ($ thousands) 1 See basis of presentation for definition 2 Exclusion of $5.3MM gain on mortgage loans results in $36.4MM core pre-tax pre-provision income during 1Q 2011 | 30 2

Reconciliation of the Loss per Common Share ($ thousands, except per share information) | 31 1 Includes a non-cash adjustment of $11.3MM for the fourth quarter ended December 31, 2010 as an acceleration of the Series G preferred stock discount accretion pursuant to an amendment to the exchange agreement with the U.S. 2 All share and per share data have been adjusted to retroactively reflect the 1-for-15 reverse stock split effected January 7, 2011 3 For the quarter ended December 31, 2010, the diluted (loss) per share, excluding the $102.9MM charge transferred to held for sale, was ($7.84)

Tangible Common Equity Ratio Reconciliation ($ millions) | 32

Share Reconciliation ($ thousands, except for per share information) | 33 1 1 5-Day VWAP as of May 24, 2011